The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich
Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.
	Harborview 2005-9
	Balances as of 7/1/05

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
ORIGINAL RATE:	Mortgage Loans	the Cutoff Date	the Cutoff Date
1.000 - 1.000	505	195,963,357.71	7.17
1.001 - 1.250	5,069	1,874,164,023.96	68.61
1.251 - 1.500	162	41,999,994.59	1.54
1.501 - 1.750	1,056	284,742,844.92	10.42
1.751 - 2.000	173	106,381,842.69	3.89
2.001 - 2.250	146	170,905,370.47	6.26
2.251 - 2.500	79	22,731,424.23	0.83
2.501 - 2.750	5	3,466,406.98	0.13
2.751 - 3.000	25	14,086,144.59	0.52
3.001 - 3.250	29	6,462,192.32	0.24
3.251 - 3.500	5	3,443,557.21	0.13
3.501 - 3.750	1	353,609.36	0.01
3.751 - 4.000	1	88,817.27	0.00
4.001 - 4.250	1	24,317.10	0.00
4.751 - 5.000	8	3,525,394.38	0.13
5.001 - 5.250	4	833,887.54	0.03
5.251 - 5.500	4	987,120.59	0.04
5.501 - 5.750	3	744,592.32	0.03
5.751 - 6.000	1	73,461.53	0.00
6.251 - 6.500	2	255,706.08	0.01
6.501 - 6.700	1	404,019.51	0.01
Total	7,280	2,731,638,085.35	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
PI PAYMENT RATIO:	Mortgage Loans	the Cutoff Date	the Cutoff Date
3.830 - 4.000	2,644	1,029,869,254.07	37.70
4.001 - 4.250	1,352	388,197,980.13	14.21
4.251 - 4.500	2,324	894,157,132.08	32.73
4.501 - 4.750	542	203,892,817.18	7.46
4.751 - 5.000	199	142,348,045.13	5.21
5.001 - 5.250	87	25,081,599.03	0.92
5.251 - 5.500	31	12,769,303.27	0.47
5.501 - 5.750	40	15,916,342.04	0.58
5.751 - 6.000	8	2,995,231.72	0.11
6.001 - 6.250	6	1,372,068.01	0.05
6.251 - 6.500	9	3,035,781.80	0.11
6.501 - 6.750	6	5,272,940.35	0.19
6.751 - 7.000	6	1,367,247.49	0.05
> 7.000	26	5,362,343.05	0.20
Total	7,280	2,731,638,085.35	100.00